EXHIBIT 3

Telephone: (876) 906-2414-6	ATTORNEY GENERAL’S CHAMBERS
Facsimile: (876) 754-5158 E-Mail: attorneygeneral@agc.gov.jm	1st Floor – North Tower NCB Towers
Reference No 005491	2 Oxford Road Kingston 5

July 3, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

U.S.A.

Ladies and Gentlemen:

In my capacity as Assistant Attorney General in the office of the Attorney General of Jamaica, I have acted as counsel for the Government of Jamaica (“Jamaica”) with respect to Jamaica’s issuance of U.S.$350,000,000 8.00% Amortizing Notes due 2019 (the “Notes”) in the form of a takedown from Jamaica’s Registration Statement on Schedule B (No. 333-136480) and Jamaica’s Registration Statement on Schedule BMEF (No. 333-151699) (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission of the United States of America (the “SEC”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

In arriving at the opinion expressed below, I have reviewed (i) the Registration Statements, (ii) the prospectus dated March 2, 2007 included in the Registration Statements, as amended or supplemented, (iii) the prospectus supplement dated June 17, 2008 filed with the SEC pursuant to Rule 424(b) specifically relating to the Notes (the “Prospectus Supplement”), (iv) the Fiscal Agency Agreement dated as of June 20, 2002 among Jamaica, Deutsche Bank Trust Company Americas and Deutsche Bank Luxembourg S.A. (the “2002 Fiscal Agency Agreement”), (v) the Supplemental Fiscal Agency Agreement dated as of June 24, 2008 executed by Jamaica (together with the 2002 Fiscal Agency Agreement, the “Fiscal Agency Agreement”), (vi) the Notes and (vii) the Underwriting Agreement dated June 17, 2008 between Jamaica, Deutsche Bank Securities, Inc. and Morgan Stanley & Co. Incorporated (the “Underwriting Agreement”). In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such documents, orders, directions, agreements and instruments as I have deemed appropriate, and I have made such investigation of law as I have deemed appropriate as a basis for the opinion expressed below.

ATTORNEY GENERAL’S CHAMBERS

Securities and Exchange Commission	Page No. 2
July 3, 2008

Based on the foregoing, I am of the opinion that, subject to compliance with the requirements of the Loan Act 1964 and the Loans (Canada, United States of America and Other Specified Countries) Act 1957, the execution and delivery of the Notes were duly authorized by all the necessary action of Jamaica and, when authenticated by the Fiscal Agent in accordance with the Fiscal Agency Agreement and delivered to and paid for by the Underwriters, the Notes when issued constituted valid and legally binding obligations of Jamaica enforceable against Jamaica in accordance with their terms, subject as to enforcement to legal and equitable limitations relating to or affecting enforceability generally applicable to obligations of sovereigns.

This opinion is limited to the laws of Jamaica and to the Registration Statements, the Fiscal Agency Agreement, the Underwriting Agreement and the Notes as at the date of this opinion.

In giving this opinion, I have assumed the following (without independent verification):

1.	the legal capacity of all natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures;

2.	the conformity to original documents and the completeness of all documents submitted to me (i) as certified or conformed copies or photocopies, or (ii) by facsimile transmission, and the authenticity of the originals of such documents;

3.	the certificates and other documents to which I have referred herein were when made, and remain, accurate, and there have been no variations to any such certificates or documents;

4.	insofar as any obligation is to be performed in a jurisdiction other than Jamaica, its performance would not be illegal or ineffective under the laws of that jurisdiction; and

5.	that each of Jamaica, the Fiscal Agent and the Luxembourg Paying Agent has satisfied or will satisfy those legal requirements that are applicable to it under any law other than the laws of Jamaica to the extent necessary to make the Fiscal Agency Agreement and the Notes (with respect to Jamaica) enforceable against it.

I hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 to the Annual Report of the Government of Jamaica on Form 18-K for the year ended March 31, 2008 and to the use of my name under the caption “Validity of the Notes” in the Prospectus Supplement.

ATTORNEY GENERAL’S CHAMBERS

Securities and Exchange Commission	Page No. 3
July 3, 2008

In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under the Securities Act or under the rules and regulations of the SEC.

Yours faithfully

/s/ Chenée Riley
Assistant Attorney General